SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2017

HEALTHWAREHOUSE.COM, INC.
(Exact name of registrant as specified in charter)

Delaware	000-13117	22-2413505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7107 Industrial Road Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (800) 748-7001
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Agreement.

Healthwarehouse.com, Inc. (the "Company") is a party to a Loan and Security Agreement, dated as of March 28, 2013 (the "Loan Agreement") with Melrose Capital Advisors, LLC (the "Lender"). Under the terms of the Loan Agreement, the Company borrowed an aggregate of $1,200,000 from the Lender (the "Loan"). The Loan is evidenced by a promissory note in the face amount of $1,200,000, as amended (the "Senior Note"). The Senior Note bears interest on the unpaid principal balance until the full amount of principal has been paid at a floating rate equal to the prime rate plus four and one-quarter percent (4.25%) per annum. Under the terms of the Loan Agreement, the Company has agreed to make monthly payments of accrued interest on the first day of every month. The principal amount and all unpaid accrued interest on the Senior Note was payable on February 28, 2017. The Loan may be prepaid in whole or in part at any time by the Company without penalty.

The Company granted the Lender a first priority security interest in all of the Company's assets, in order to secure the Company's obligation to repay the Loan, including a Deposit Account Control Agreement, dated as of July 8, 2016, which grants the Lender a security interest in certain bank accounts of the Company. The Loan Agreement contains customary negative covenants restricting the Company's ability to take certain actions without the Lender's consent, including incurring additional indebtedness, transferring or encumbering assets, paying dividends or making certain other payments, and acquiring other businesses. Upon the occurrence of an event of default, the Lender has the right to impose interest at a rate equal to eight percent (8.0%) per annum above the otherwise applicable interest rate (the "Default Rate"). The repayment of the Loan may be accelerated prior to the maturity date upon certain specified events of default, including failure to pay, bankruptcy, breach of covenant, and breach of representations and warranties.

On February 28, 2017, the Company and the Lender entered into a Fifth Amendment to Amended and Restated Promissory Note, effective February 28, 2017, pursuant to which the Lender agreed to extend the maturity date of the Senior Note from February 28, 2017 to March 31, 2017.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits

The following exhibit is included herewith.

Exhibit Number	Description

10.1	Fifth Amendment to Amended and Restated Promissory Note dated February 28, 2017 by and between HealthWarehouse.com, Inc., HWAREH.COM, Inc. and Hocks.com, Inc. and Melrose Capital Advisors, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAREHOUSE.COM, INC.

Date: March 3, 2017	By: /s/ John Pauly
John Pauly
Chief Operating Officer and Interim CEO and President